EXHIBIT 99.1

PRESS RELEASE
FIS FIRST QUARTER REVENUES INCREASE 20.5%
Reiterates Full-Year Earnings Guidance
Lender Processing Services Growth Rate Accelerates to 12.6%
     Jacksonville, Fla. -April 24, 2008 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today announced financial results for the first quarter of 2008. First quarter results include the divestiture of certain businesses which are reported as discontinued operations for all periods presented.
     Consolidated revenue increased 20.5% to $1.3 billion, including approximately $141.3 million in revenue from eFunds, which was acquired in September 2007. Excluding eFunds, revenue increased 7.3% over the comparable 2007 quarter, driven by 12.6% growth in Lender Processing Services and 4.5% growth in Transaction Processing Services. GAAP net earnings totaled $70.5 million, and net earnings per diluted share totaled $0.36, including $0.01 from discontinued operations.
     Adjusted EBITDA increased 14.8% to $312.3 million compared to $272.0 million in the first quarter of 2007. Adjusted net earnings (formerly referred to as “cash earnings”) totaled $0.57 per diluted share compared to $0.54 in the prior-year quarter. Adjusted net earnings from continuing operations totaled $0.56 per diluted share compared to $0.52 per diluted share in the prior year.
     “While FIS achieved solid revenue growth in the first quarter, earnings came in at the low end of our guidance, primarily due to lower-than-expected software and professional services revenue,” stated William P. Foley, II, executive chairman for FIS. “In anticipation of continued economic weakness and the challenges faced by the financial services industry, we are taking a slightly more cautious view towards revenue growth in 2008. As a result, we have taken measures to reduce costs in order to achieve our previously provided earnings guidance.”
     FIS updated its outlook for 2008 revenue to reflect growth of 13% to 16% (5% to 8% excluding eFunds) over comparable revenue of $4.8 billion in 2007. The company’s previously issued guidance was revenue growth of 14% to 16% (6% to 8% excluding eFunds). Management reiterated its outlook for full year adjusted net earnings of $2.73 to $2.83 per diluted share.

     Consistent with prior guidance, this updated guidance excludes pre-tax eFunds integration expense of approximately $25 million, up-front costs associated with the spin-off of Lender Processing Services, as well as incremental operating expense for the proposed stand-alone entity. Also excluded is an estimated pre-tax restructuring charge of approximately $15 million to $20 million, which the company expects to record in the second quarter of 2008 in connection with various cost reduction initiatives.
Divestitures and Discontinued Operations
FIS recently completed the sale of two non-strategic businesses, including FIS Credit Services and Certegy Gaming Services’ quasi-credit card cash advance, debit and casino ATM operations. These sales are not expected to impact FIS’ future earnings. The company also established a plan to exit a small operation that provides services to the residential homebuilding market. These businesses have been accounted for as discontinued operations in the first quarter of 2008 and for all periods presented, along with Property Insight which was sold in the third quarter of 2007. Information pertaining to historical revenue and earnings per diluted share is provided in the attachments to this press release.
     FIS’ operating results are presented in accordance with generally accepted accounting principles (“GAAP”) and on an adjusted pro forma basis, which management believes provides more meaningful comparisons between the periods presented. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other charges, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization.
Segment Information
     Transaction Processing Services (TPS), which provides core processing and payment technology solutions to financial institutions, generated revenue of $826.8 million in the quarter (including $141.3 million from eFunds) compared to $656.0 million in the prior-year period, an increase of 26.0%. Adjusted EBITDA increased 22.3% to $195.5 million. The adjusted EBITDA margin was 23.6% compared to 24.4% in the first quarter of 2007. The decline in margin was driven by a change in revenue mix, including a decline in higher margin software license sales and professional services revenue compared to the prior-year quarter.
     Excluding eFunds, TPS revenue increased 4.5% to $685.5 million driven by 17.0% growth in International to $161.7 million and 4.9% growth in Integrated Financial Solutions to $297.6 million. Enterprise Solutions revenue declined 3.4% to $226.6 million, as a result of lower software license sales, professional services revenues and lower retail check volume compared to the 2007 quarter.

     Lender Processing Services (LPS), which provides core processing, information and outsourced solutions to mortgage lenders and servicers, generated revenue of $464.1 million, a 12.6% increase compared to the prior-year quarter, driven by 18.3% growth in Information Services. The strong results are attributable to growth in FIS’ default and appraisal services. Mortgage Processing revenue declined $6.7 million, or 7.4%, to $84.3 million compared to the first quarter of 2007, due to a decrease in software and maintenance revenue, and the previously announced deconversion of a customer portfolio in the fourth quarter of 2007. Lender Processing Services’ adjusted EBITDA increased 12.0% to $148.4 million. The adjusted EBITDA margin of 32.0% was comparable to the prior-year quarter.
     Corporate expense, as adjusted, increased $8.9 million to $35.3 million in the first quarter of 2008, resulting from higher stock option expense and the addition of eFunds. The effective tax rate was 36.6%.
Free Cash Flow
Free cash flow from operations (net cash provided by operating activities minus additions to property and equipment and capitalized software) was $78.7 million. Working capital and other adjustments to cash totaled approximately $26.4 million, driven primarily by continued strong revenue growth in default services.
Net free cash flow, which excludes the after-tax impact of non-operating items, including merger and integration costs, costs associated with the spin-off of Lender Processing Services and other acquisition and investment related activities, was $127.3 million.
Status of Lender Processing Services Spin-Off
     On March 27, 2008, Lender Processing Services, Inc. (LPS) filed a Form 10 with the Securities and Exchange Commission. On April 14, 2008, FIS received a formal private letter ruling from the Internal Revenue Service that the spin-off of Lender Processing Services will be tax-free to FIS as well as to LPS and FIS shareholders. The company expects to complete the distribution to shareholders by mid-2008.
Use of Non-GAAP Financial Information
     FIS reports several non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted net earnings. The adjusted results exclude the after-tax impact of merger and acquisition and integration expenses, certain stock compensation charges, debt restructuring and other costs, gains (losses) on the sale of certain non-strategic assets and acquisition related amortization. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Conference Call and Webcast
     FIS will host a call with investors and analysts to discuss first quarter 2008 results on Thursday, April 24, 2008, beginning at 5:00 p.m. Eastern daylight time. To register for the event and to access supplemental materials, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” Those wishing to participate via the telephone may do so by calling 800-230-1093 (USA) or 612-288-0337 (International). The webcast replay will be available on FIS’ Investor Relations website. The telephone replay will be available through May 1, 2008, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 917569.
To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About Fidelity National Information Services
     Fidelity National Information Services, Inc. (NYSE:FIS) is a leading provider of core processing for financial institutions; card issuer and transaction processing services; mortgage loan processing and mortgage-related information products; and outsourcing services to financial institutions, retailers, mortgage lenders and real estate professionals. FIS has processing and technology relationships with 41 of the top 50 global banks, including nine of the top 10. Approximately 50 percent of all U.S. residential mortgages are processed using FIS software. FIS is a member of Standard and Poor’s (S&P) 500® Index and has been ranked the number one overall financial technology provider in the world by American Banker and the research firm Financial Insights in the annual FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 9,000 financial institutions in more than 80 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: risks associated with the proposed spin-off of the Lender Processing Services (LPS) segment by FIS, including the ability of FIS to contribute certain LPS assets and liabilities to the entity to be spun off, the ability of LPS to obtain debt on acceptable terms and exchange that debt with certain holders of the FIS debt, obtaining government approvals, obtaining FIS Board of Directors approval, market conditions for the spin-off, and the risk that the spin-off will not be beneficial once accomplished, including as a result of unexpected dis-synergies resulting from the separation or unfavorable reaction from customers, rating agencies or other constituencies; changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage (both at FIS prior to the spin-off and at the separate companies after the spin-off), which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries; failures to adapt our services to changes in technology or in the marketplace; adverse changes in the level of real estate activity, which would adversely affect certain of our businesses; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; the possibility that our acquisition of EFD/eFunds may not be accretive to our earnings due to undisclosed liabilities, management or integration issues, loss of customers, the inability to achieve targeted cost savings, or other factors; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACT: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com; Parag Bhansali, Senior Vice President Investor Relations and Strategy (LPS), 904-854-8640, parag.bhansali@fnis.com.
###

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands, except per share data)

	Three months ended March31,
	2008	2007
Processing and services revenues	$1,290,952	$1,071,440

Cost of revenues	928,555	772,381
Selling, general and administrative expenses	163,551	113,082
Research and development costs	27,068	27,109

Operating income	171,778	158,868

Other income (expense):
Interest income	3,018	559
Other income (expense)	(451)	665
Interest expense	(62,448)	(72,115)

Total other income (expense)	(59,881)	(70,891)

Earnings before income taxes, equity earnings and minority interest	111,897	87,977
Provision for income taxes	40,955	32,729
Equity in (losses) earnings of unconsolidated entities	(1,957)	936
Minority interest (expense) income	(122)	176

Net earnings from continuing operations	68,863	56,360
(Loss) earnings from discontinued operations, net of tax	(884)	3,143
Gain on disposition of discontinued operations, net of tax	2,521	—

Net earnings	$70,500	$59,503

Net earnings per share-basic from continuing operations	$0.35	$0.29
Net earnings per share-basic from discontined operations	$0.01	$0.02

Net earnings per share-basic	$0.36	$0.31

Weighted average shares outstanding-basic	194,542	191,898

Net earnings per share-diluted from continuing operations	$0.35	$0.29
Net earnings per share-diluted from discontinued operations	0.01	0.01

Net earnings per share-diluted	$0.36	$0.30

Weighted average shares outstanding-diluted	196,537	195,807

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of March 31,	As of December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$327,965	$355,278
Settlement deposits	42,742	21,162
Trade receivables, net	857,881	825,915
Other receivables	184,971	206,746
Settlement receivables	119,954	116,935
Receivable from FNF	11,687	14,907
Prepaid expenses and other current assets	174,914	168,454
Deferred income taxes	119,983	120,098

Total current assets	1,840,097	1,829,495

Property and equipment, net of accumulated depreciation and amortization	402,848	392,508
Goodwill	5,338,727	5,326,831
Other intangible assets, net of accumulated amortization	986,084	1,030,582
Computer software, net of accumulated amortization	809,497	775,151
Deferred costs	269,946	256,852
Investment in FNRES	28,546	30,491
Long-term notes receivable from FNF	6,059	6,154
Other noncurrent assets	150,426	146,519

Total assets	$9,832,230	$9,794,583

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$606,250	$606,179
Settlement payables	161,631	129,799
Deferred revenues	241,308	246,222
Current portion of long-term debt	270,615	272,014

Total current liabilities	1,279,804	1,254,214

Deferred revenues	121,468	111,884
Deferred income taxes	382,245	394,972
Long-term debt, excluding current portion	3,908,702	4,003,383
Other long-term liabilities	288,930	234,757

Total liabilities	5,981,149	5,999,210

Minority interest	11,249	14,194

Stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	1,990	1,990
Additional paid in capital	3,058,585	3,038,203
Retained earnings	960,296	899,512
Accumulated other comprehensive earnings	28,476	53,389
Treasury stock	(209,515)	(211,915)

Total stockholders’ equity	3,839,832	3,781,179

Total liabilities and stockholders’equity	$9,832,230	$9,794,583

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$70,500	$59,503
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	124,132	110,612
Amortization of debt issue costs	1,424	28,324
(Gain) on sale of Credit business	(3,976)	—
Stock-based compensation cost	26,378	8,489
Deferred income taxes	6,823	8,950
Income tax benefit from exercise of stock options	(357)	(10,752)
Equity in earnings (loss) of unconsolidated entities	1,957	(936)
Minority interest	122	88
Changes in assets and liabilities, net of effects from acquisitions:
Net increase in trade receivables	(8,094)	(65,348)
Net increase in prepaid expenses and other assets	(12,023)	(19,813)
Additions to deferred contract costs	(21,955)	(8,095)
Net increase in deferred revenue	4,616	1,504
Net decrease in accounts payable, accrued liabilities and other liabilities	(21,321)	(40,096)

Net cash provided by operating activities	168,226	72,430

Cash flows from investing activities:
Additions to property and equipment	(24,292)	(27,410)
Additions to capitalized software	(65,256)	(46,706)
Net proceeds from sale of company assets	6,000	—
Acquisitions, net of cash acquired	(1,916)	(21,196)

Net cash used in investing activities	(85,464)	(95,312)

Cash flows from financing activities:
Borrowings	1,283,600	2,700,300
Debt service payments	(1,381,398)	(2,689,045)
Capitalized debt issue costs	(13)	(12,573)
Dividends paid	(9,716)	(9,621)
Income tax benefit from exercise of stock options	357	10,752
Stock options exercised	5,991	33,157
Treasury stock purchases	(9,944)	—

Net cash (used in) provided by financing activities	(111,123)	32,970

Effect of foreign currency exchange rates on cash	1,048	163

Net (decrease) increase in cash and cash equivalents	(27,313)	10,251

Cash and cash equivalents, at beginning of year	355,278	211,753

Cash and cash equivalents, at end of year	$327,965	$222,004

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

						Full Year
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. Revenues

Revenue from Continuing Operations:

TPS
Integrated Financial Solutions	$368,585	364,612	308,803	297,117	283,753	1,254,285
Enterprise Solutions	280,544	289,492	241,395	245,174	234,560	1,010,621
International	178,109	199,811	147,242	143,293	138,185	628,531
Other	(439)	(1,657)	(1,789)	(773)	(548)	(4,767)

Total TPS Revenue	826,799	852,258	695,651	684,811	655,950	2,888,670

LPS
Mortgage Processing	84,268	98,310	88,323	94,163	91,005	371,801
Information Services	380,014	352,556	350,377	342,090	321,353	1,366,376
Other	(169)	(457)	(1,463)	(51)	—	(1,971)

Total LPS Revenue	464,113	450,409	437,237	436,202	412,358	1,736,206

Corporate	40	341	4,343	4,021	3,132	11,837

Total Revenue from Continuing Operations	1,290,952	1,303,008	1,137,231	1,125,034	1,071,440	4,636,713

Total Revenue from Discontinued Operations	29,720	27,406	42,667	51,204	52,626	173,903

Revenue Growth from Prior Year Period (A)

Revenue from Continuing Operations:

TPS
Integrated Financial Solutions	29.9%	28.7%	11.6%	9.1%	5.1%	13.8%
Enterprise Solutions	19.6%	15.9%	3.1%	10.8%	7.6%	9.5%
International	28.9%	41.7%	23.9%	44.3%	58.4%	40.8%
Other	19.9%	14.1%	33.6%	73.2%	83.9%	56.3%

Total TPS Revenue Growth	26.0%	26.8%	11.0%	16.1%	14.7%	17.4%

LPS
Mortgage Information	-7.4%	9.6%	-2.3%	4.6%	2.5%	3.6%
Information Services	18.3%	14.0%	16.7%	25.4%	19.6%	18.7%
Other	—	-104.6%	-112.7%	-100.4%	-100.0%	-104.4%

Total LPS Revenue Growth	12.6%	10.1%	8.7%	16.6%	11.8%	11.7%

Corporate	-98.7%	120.9%	364.8%	47.3%	94.5%	1007.3%

Total Revenue from Continuing Operations	20.5%	20.7%	10.7%	16.4%	13.7%	15.4%

2. TPS Revenue from Continuing Operations, Excluding eFunds
TPS
Integrated Financial Solutions	$297,566	297,912	296,142	297,117	283,753	1,174,924
Enterprise Solutions	226,605	244,121	231,613	245,174	234,560	955,468
International	161,742	170,782	142,057	143,293	138,185	594,317
Other	(423)	(515)	(789)	(773)	(548)	(2,625)

Total TPS Revenue, excluding eFunds	$685,489	712,300	669,023	684,811	655,950	2,722,083

Total Revenue from Continuing Operations, excluding eFunds	$1,149,642	1,163,050	1,110,603	1,125,034	1,071,440	4,470,126

TPS Revenue Growth from Prior Year Period, excluding eFunds (A)

TPS
Integrated Financial Solutions	4.9%	5.2%	7.0%	9.1%	5.1%	6.6%
Enterprise Solutions	-3.4%	-2.3%	-1.0%	10.8%	7.6%	3.5%
International	17.0%	21.2%	19.5%	44.3%	58.4%	33.2%
Other	22.7%	73.3%	70.7%	73.2%	83.9%	75.9%

Total TPS Revenue Growth, excluding Efunds	4.5%	6.0%	6.7%	16.1%	14.7%	10.6%

Total Revenue Growth, excluding Efunds	7.3%	7.7%	8.1%	16.4%	13.7%	11.3%

3. Depreciation and Amortization

Depreciation and Amortization	$68,711	79,171	83,653	68,027	62,563	293,414
Purchase Price Amortization	46,560	49,385	40,599	37,897	40,780	168,661
Other Amortization	8,861	9,347	10,187	7,968	7,269	34,771

Total Depreciation and Amortization	$124,132	137,903	134,439	113,892	110,612	496,846

Depreciation and Amortization Relating to Non-recurring Adjustments	$—	—	13,531	393	683	14,608
Depreciation and Amortization from Discontinued Operations	1,394	1,322	1,558	1,714	1,716	6,310

Total Depreciation and Amortization from Continuing Operations, as adjusted	$122,738	136,581	119,350	111,785	108,213	475,928

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

						Full Year
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
4. Capital Expenditures

TPS	$72,506	71,664	57,976	50,279	43,482	223,401
LPS	16,574	23,706	34,680	22,039	25,426	105,851
Corporate	(522)	2,341	(3,057)	7,196	4,183	10,663

Total Capital Expenditures — Continuing Operations	88,558	97,711	89,599	79,514	73,091	339,915

Total Capital Expenditures — Discontinued Operations	990	917	1,062	380	1,025	3,384

Total Capital Expenditures	$89,548	98,628	90,661	79,894	74,116	343,299

5. Long-term Debt as of Period End and Interest Expense and Rates
	2008 Q1	2007 Q4	2007 Q3	2007 Q2	2007 Q1
Term Note A	$2,034,375	2,047,500	2,060,625	2,073,750	2,086,875
Term Note B	1,592,000	1,596,000	1,600,000	—	—
Revolver	330,000	308,000	332,200	430,500	600,300
eFunds Notes	—	98,533	98,226	—	—
Certegy Notes	198,837	198,221	197,638	197,040	196,474
Other Long-term Debt	24,105	27,143	32,187	151,134	145,631

Total Long-term Debt	$4,179,317	4,275,397	4,320,876	2,852,424	3,029,280

Total Interest Expense	$62,450	68,864	44,370	42,991	72,115
Less Debt Restructuring Charge	—	—	—	—	(27,164)

Adjusted Interest Expense	$62,450	68,864	44,370	42,991	44,951

Average Interest Rate	5.8%	6.4%	6.3%	6.1%	6.2%

6. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$12,184	10,170	9,287	8,751	8,489	36,697
Stock Acceleration Expense	14,194	1,653	603	—	—	2,256

Total Stock Compensation Expense	$26,378	11,823	9,890	8,751	8,489	38,953

Notes:

(A)	Growth calculation for 3/31/2007 growth includes Certegy revenue for January 2006.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

						Full Year
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007	2007
1. EBIT and EBITDA — Consolidated

Revenue from Continuing Operations	$1,290,952	1,303,008	1,137,231	1,125,034	1,071,440	4,636,713

Operating Income	$171,778	229,550	177,831	179,368	158,868	745,617
M&A, Restructuring and Integration Costs	14,970	1,653	19,455	2,195	4,961	28,264
LPS Spin Costs	2,858	500	—	—	—	500

EBIT, as adjusted	$189,606	231,703	197,286	181,563	163,829	774,381

Depr and Amort from Cont Ops, as adjusted	122,738	136,581	119,350	111,785	108,213	475,928

EBITDA , as adjusted	$312,344	368,284	316,636	293,348	272,042	1,250,309

EBIT Margin, as adjusted	14.7%	17.8%	17.3%	16.1%	15.3%	16.7%

EBITDA Margin, as adjusted	24.2%	28.3%	27.8%	26.1%	25.4%	27.0%

2. EBITDA from Discontinued Operations

Total EBITDA from Discontinued Operations	$(3,128)	1,029	5,646	6,279	7,007	19,961

3. EBITDA — TPS

Revenue from Continuing Operations	$826,799	852,258	695,651	684,811	655,950	2,888,670

Operating Income	$107,879	140,313	86,092	99,172	90,059	415,636
Depreciation	43,124	56,626	56,447	37,859	33,751	184,683
Purchase Price Amortization	36,086	35,949	29,104	27,027	29,198	121,278
Other Amortization	8,386	8,851	9,585	7,516	6,869	32,821

EBITDA , before other items	$195,475	241,739	181,228	171,574	159,877	754,418

M&A, Restructuring and Integration Costs	—	—	4,614	—	—	4,614
EBITDA, excluding other items	$195,475	241,739	185,842	171,574	159,877	759,032

EBITDA Margin, as adjusted	23.6%	28.4%	26.7%	25.1%	24.4%	26.3%

4. EBITDA — LPS

Revenue from Continuing Operations	$464,113	450,409	437,237	436,202	412,358	1,736,206

Operating Income	$116,350	122,527	116,392	107,846	95,165	441,930
Depreciation	20,794	20,455	20,887	22,281	21,544	85,167
Purchase Price Amortization	10,107	10,605	10,538	10,345	11,046	42,534
Other Amortization	475	496	602	452	400	1,950

EBITDA , before other items	$147,726	154,083	148,419	140,924	128,155	571,581

M&A, Restructuring and Integration Costs	630	—	707	1,802	4,278	6,787

EBITDA, excluding other items	$148,356	154,083	149,126	142,726	132,433	578,368

EBITDA Margin, as adjusted	32.0%	34.2%	34.1%	32.7%	32.1%	33.3%

5. Net Earnings — Reconciliation

Net Earnings	$70,500	108,411	245,304	148,004	59,503	561,222
M&A, Restructuring and Integration Costs, net of tax	9,491	(6,560)	10,505	1,385	3,116	8,446
LPS Spin Costs, net of tax	1,812	315	—	—	—	315
Covansys Gain, net of tax	—	—	(114,939)	(57,988)	—	(172,927)
Gain on Property Insight, net of tax	—	—	(42,124)	—	—	(42,124)
Debt Restructure Charge, net of tax	—	—	—	—	17,059	17,059

Net Earnings, excluding other items	81,803	102,166	98,746	91,401	79,678	371,991

After-tax Purchase Price Amortization	29,518	31,112	25,578	23,901	25,612	106,203

Adjusted Net Earnings	$111,321	133,278	124,324	115,302	105,290	478,194

Net Earnings Per Share, excluding other items	$0.42	0.52	0.50	0.46	0.41	1.89

Adjusted Net Earnings Per Share	$0.57	0.68	0.63	0.59	0.54	2.43

Diluted Weighted Average Shares	196,537	196,741	196,649	196,977	195,807	196,546

Exhibit F
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP CASHFLOW MEASURES — UNAUDITED
(In thousands)

	3/31/2007			6/30/2007			9/30/2007
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cash flows from operating activities:
Net earnings (1)	$59,503	3,115	62,618	$148,004	1,383	149,387	$245,304	109,728	355,032
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	155,527		155,527	25,152		25,152	(182,304)		(182,304)
Working capital adjustments (2)	(142,600)	12,700	(129,900)	(2,499)	18,100	15,601	(49,681)	9,500	(40,181)

Net cash provided by operating activities	72,430	15,815	88,245	170,657	19,483	190,140	13,319	119,228	132,547

Capital expenditures included in investing activities:
Additions to property and equipment	(27,410)		(27,410)	(32,792)		(32,792)	(25,184)		(25,184)
Additions to capitalized software	(46,706)		(46,706)	(47,102)		(47,102)	(65,477)		(65,477)

Net capital expenditures	(74,116)	—	(74,116)	(79,894)	—	(79,894)	(90,661)	—	(90,661)

Net free cash flow	$(1,686)	15,815	14,129	$90,763	19,483	110,246	$(77,342)	119,228	41,886

Notes:
(1) Adjustments to Net Earnings
Eliminate after-tax impact of non-recurring integration costs		3,115			1,383			3,168

Eliminate payment of tax liabilities associated with disposition of non-strategic investments		—			—			106,560

		3,115			1,383			109,728

(2) Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

	12/31/2007			Full Year - 2007			3/31/2008
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cash flows from operating activities:
Net earnings (1)	$108,411	38,990	147,401	$561,222	153,216	714,438	$70,500	2,304	72,804
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	181,495		181,495	179,870	—	179,870	156,504		156,504
Working capital adjustments (2)	(82,760)	8,870	(73,890)	(277,540)	49,170	(228,370)	(58,778)	46,342	(12,436)

Net cash provided by operating activities	207,146	47,860	255,006	463,552	202,386	665,938	168,226	48,646	216,872

Capital expenditures included in investing activities:
Additions to property and equipment	(28,446)		(28,446)	(113,832)	—	(113,832)	(24,292)		(24,292)
Additions to capitalized software	(70,182)		(70,182)	(229,467)	—	(229,467)	(65,256)		(65,256)

Net capital expenditures	(98,628)	—	(98,628)	(343,299)	—	(343,299)	(89,548)	—	(89,548)

Net free cash flow	$108,518	47,860	156,378	$120,253	202,386	322,639	$78,678	48,646	127,324

Notes:
(1) Adjustments to Net Earnings
Eliminate after-tax impact of non-recurring integration costs		—			7,666			2,304

Eliminate payment of tax liabilities associated with disposition of non-strategic investments		38,990			145,550			—

		38,990			153,216			2,304

(2) Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

Appendix G
FIDELITY NATIONAL INFORMATION SERVICES, INC.
SEGMENT INFORMATION FROM CONTINUING OPERATIONS — UNAUDITED
(In thousands)
3/31/2008

	Transaction	Lender	Corporate
	Processing Services	Processing Services	and Other	Total
Processing and services revenue	$826,799	464,113	40	1,290,952
Cost of revenues	634,264	294,291	—	928,555

Gross profit	192,535	169,822	40	362,397
Selling, general and admin costs	65,176	45,884	52,491	163,551
Research development costs	19,480	7,588	—	27,068

Operating income	107,879	116,350	(52,451)	171,778

Depreciation and amortization	87,596	31,376	3,766	122,738

EBITDA	$195,475	147,726	(48,685)	294,516

Merger and acquisition costs	—	630	14,340	14,970
LPS spin costs	—	—	2,858	2,858

EBITDA, excluding selected items	$195,475	148,356	(31,487)	312,344

3/31/2007

	Transaction	Lender	Corporate
	Processing Services	Processing Services	and Other	Total
Processing and services revenue	$655,950	412,358	3,132	1,071,440
Cost of revenues	507,487	264,894	—	772,381

Gross profit	148,463	147,464	3,132	299,059
Selling, general and admin costs	40,886	42,708	29,488	113,082
Research development costs	17,518	9,591	—	27,109

Operating income	90,059	95,165	(26,356)	158,868

Depreciation and amortization	69,818	32,990	6,088	108,896

EBITDA	$159,877	128,155	(20,268)	267,764

Merger and acquisition costs	—	4,278	—	4,278

EBITDA, excluding selected items	$159,877	132,433	(20,268)	272,042